Exhibit 99.1

Marchex Announces Third Quarter 2020 Results

SEATTLE – November 4, 2020-- Marchex, Inc. (NASDAQ:MCHX), a leading conversational analytics company that connects the voice of the customer to your business, today announced its financial results for the third quarter ended September 30, 2020.

Q3 2020 Financial Highlights

•	Revenue was $26.5 million for the third quarter of 2020, compared to $24.8 million for the third quarter of 2019.
•

Core analytics and solutions revenue was $13.6 million for the third quarter of 2020, which included the benefit of recognizing $776,000 of revenues that were reserved at the end of the second quarter given they did not meet recognition criteria under our revenue recognition policies at such time.  Excluding this amount, core analytics and solutions revenue for the third quarter of 2020 was $12.9 million, compared to $13.5 million for the third quarter of 2019.

•	Net loss was $3.7 million for the third quarter of 2020 or $0.08 per diluted share. For the third quarter of 2019, net loss was $1.2 million or $0.03 per diluted share.
	Q3 2019	Q3 2020
Revenue	$24.8 million	$26.5 million
Net cash provided by (used in) operating activities	$1.9 million	($1.9) million
Cash balance	$52.5 million	$44.6 million
Cash balance (net of current debt obligations)	$52.5 million	$39.3 million
Non-GAAP Results[1]:
Adjusted EBITDA	$1.1 million	($1.3) million
•	Adjusted non-GAAP income (loss) per share[1] for the third quarter of 2020 was ($0.03), compared to $0.01 for the third quarter of 2019.

[1]

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Strategic Priorities Update

Completion of tender offer. In October 2020, in a separate press release and Form 8-K filed with the Securities and Exchange Commission (the “SEC”), Marchex announced the completion of its joint and equal tender offer with Edenbrook Capital, LLC for the purchase of 10 million shares of Class B common stock at $2.15 per share, of which the Company’s share of the repurchase totaled approximately $10.8 million for 5 million shares.  Adjusting for the tender cash outflow, the resulting cash balance, net of current debt obligations, would on a pro forma basis be approximately $28 million.

Completion of divestiture of certain assets, including its Local Leads platform and its Call Marketplace and associated revenues.1 In October 2020, in a Form 8-K filed with the SEC, Marchex announced the

[1]

Information regarding the impact of the divestiture and discontinued operations is expected to be filed in the Company’s Form10-K for its fiscal year ended December 31, 2020.  Preliminary estimated unaudited pro forma information giving effect to the divestiture prepared on a similar basis to the Unaudited Pro Forma Condensed Financial Information as presented in the Company’s Proxy Statement filed with the SEC on August 24, 2020 is included in the financial tables attached to this press release.

completion of its sale of its interest in the Local Leads Platform, Call Marketplace and other assets not related to core conversational analytics and sales engagement solutions for consideration that includes:

•	$2.5 million in cash consideration pro-rata for the disposition percentage;
•	Shares of Class B common stock in the purchaser equal to the issuance of a 10% equity interest;
•	$3.5 million in guaranteed year 1 funding for an ongoing shared services agreement post transaction. Year 2 is guaranteed at $1.5 million funding subject to a year 2 minimum revenue threshold; and
•	A return of 1.5 million stock options currently outstanding and held by two executives of the company and shareholders of the purchaser.

Further conditional consideration as follows:

•	30% of any resale proceeds above a transaction value for Marchex’s disposed stake of greater than $10 million within 24 months;
•	0.25% of revenues from the disposed assets above $53 million annually for 3 years;
•	15% of revenues net of direct variable costs for the Local Leads platform in the event cumulative revenues exceed $6 million post transaction; and
•	2.5% of revenues net of direct variable costs for the Call Marketplace for a 24-month period once cumulative revenues exceed $140 million post transaction.

“The trend toward AI-powered conversational intelligence and sales engagement solutions is one that we believe can be transformational,” said Russell Horowitz, Executive Chairman and Co-CEO. “We are solving mission critical problems for businesses by giving them a real-time view of customer conversations across their most important communication channels, while also enabling them with solutions to engage customers and prospects in the moments that matter to deliver better experiences and achieve desired outcomes.  In the third quarter, we took proactive steps to increasingly focus our business to capitalize on this expansive opportunity.  We are leveraging industry leading conversational data to build a robust product pipeline with expanding AI capabilities that we believe will drive our future growth, while still maintaining a strong balance sheet.”

Business Outlook

“The year remains highly fluid and there is a degree of uncertainty in the near term, however, we are seeing encouraging engagement from customers with prospective planning, which we believe could positively impact the intermediate term,” said Mike Arends, Co-CEO & Chief Financial Officer. “Similar to recent quarters, for the fourth quarter we are not providing revenue or adjusted operating income or adjusted EBITDA guidance. It is worth noting that the fourth quarter is typically the lowest sales volume period for many of our customers, as call volumes seasonally decline during the holidays and as a result, we expect core analytics and solutions revenue will be sequentially lower in the quarter.”

“As we look at the intermediate term, we are encouraged by the conversations we are having with existing and potential new customers about next year. Assuming the current trajectory of these continue, and there is an unwinding of the business impact from the pandemic in 2021, we believe there is a path to achieving organic double-digit annual revenue growth on a run rate basis for core analytics and solutions. Additionally, as some of our new products sell through and contribute, we believe we can see a path in 2021 to break-even or better on an Adjusted EBITDA basis before the end of the year,” said Arends.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Wednesday November 4, 2020 to discuss its third quarter ended September 30, 2020 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make due to a number of important factors including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions, as well as the continuing impact of the COVID-19 pandemic on the general economy, our customers and on our business, operations, employees and financial condition. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report or registration statement filed with the SEC. All of the information provided in this release is as of November 4, 2020 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, impairment of intangible assets and goodwill, acquisition related costs (benefit), and foreign government paycheck assistance subsidies. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisitions, impairment of intangible assets and goodwill, and acquisition related costs (benefit). Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense, impairment of intangible assets, goodwill and acquisition related costs (benefit), and foreign government paycheck assistance subsidies. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and Adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition related costs (benefit), (3) interest and other income (expense), and (4) amortization of intangible assets from acquisitions and (5) impairment of intangibles assets and goodwill and foreign government paycheck assistance subsidies. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
Revenue	$24,794	$26,492	$77,541	$77,124
Expenses:
Service costs (1)	12,770	15,289	40,951	44,991
Sales and marketing (1)	3,971	4,263	12,172	14,692
Product development (1)	5,135	5,755	14,708	17,684
General and administrative (1)	3,130	3,695	9,939	10,470
Amortization of intangible assets from acquisitions	1,568	1,206	4,704	4,175
Acquisition and disposition-related costs (benefit)	(432)	24	(710)	(972)
Total operating expenses	26,142	30,232	81,764	91,040
Impairment of goodwill	—	—	—	(14,213)
Impairment of intangible assets from acquisitions	—	—	—	(5,903)
Loss from operations	(1,348)	(3,740)	(4,223)	(34,032)
Interest income (expense) and other, net	189	(4)	592	138
Loss before provision for income taxes	(1,159)	(3,744)	(3,631)	(33,894)
Income tax expense (benefit)	56	(79)	(3)	(846)
Net loss applicable to common stockholders	$(1,215)	$(3,665)	$(3,628)	$(33,048)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.03)	$(0.08)	$(0.08)	$(0.70)
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	4,661	4,661	4,838	4,661
Class B	40,984	42,470	40,459	42,333
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,838	4,661
Class B	45,645	47,131	45,297	46,994

(1) Includes stock-based compensation allocated as follows:
Service costs	$36	$10	$131	$42
Sales and marketing	180	291	529	898
Product development	72	96	215	287
General and administrative	535	481	1,275	1,615
Total	$823	$878	$2,150	$2,842

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	September 30,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$42,526	$44,617
Accounts receivable, net	17,809	16,631
Prepaid expenses and other current assets	2,084	2,249
Total current assets	62,419	63,497
Property and equipment, net	3,028	3,100
Right-of-use lease asset	5,801	4,094
Other assets, net	335	1,052
Goodwill	33,433	19,132
Intangible assets from acquisitions, net	19,485	9,408
Total assets	$124,501	$100,283
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,082	$7,324
Accrued expenses and other current liabilities	6,679	10,866
Current portion of acquisition-related liabilities	1,111	74
Deferred revenue and deposits	1,173	1,523
Lease liability current	1,500	1,821
Loan obligations, current	—	5,306
Total current liabilities	17,545	26,914
Deferred tax liabilities	981	135
Lease liability non-current	5,664	3,549
Non-current portion of acquisition-related liabilities	473	—
Total liabilities	24,663	30,598
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	396	399
Additional paid-in capital	359,633	362,525
Accumulated deficit	(260,240)	(293,288)
Total stockholders’ equity	99,838	69,685
Total liabilities and stockholders’ equity	$124,501	$100,283

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
Loss from operations	$(1,348)	$(3,740)	$(4,223)	$(34,032)
Stock-based compensation	823	878	2,150	2,842
Amortization of intangible assets from acquisitions	1,568	1,206	4,704	4,175
Acquisition and disposition-related costs (benefit)	(432)	24	(710)	(972)
Impairment of goodwill	—	—	—	14,213
Impairment of intangible assets from acquisitions	—	—	—	5,903
Foreign government paycheck assistance subsidies[1]	—	(115)	—	(367)
Adjusted OIBA	$611	$(1,747)	$1,921	$(8,238)

[1]	Includes pandemic related wage relief subsidies, recognized as a reduction of wages during the period received.

Reconciliation from Net Cash provided by (used in) Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
Net cash provided by (used in) operating activities	$1,883	$(1,914)	$6,843	$(2,035)
Changes in assets and liabilities	(227)	778	(2,195)	(2,434)
Income tax expense	56	(79)	(3)	(846)
Acquisition and disposition-related costs (benefit)	(432)	24	(710)	(972)
Interest (income) expense and other, net	(189)	4	(592)	(138)
Foreign government paycheck assistance subsidies[1]	—	(115)	-	(367)
Adjusted EBITDA	$1,091	$(1,302)	$3,343	$(6,792)

Net cash used in investing activities	$(577)	$(269)	$(1,447)	$(1,210)

Net cash provided by financing activities	$145	$24	$1,841	$5,336

Revenue Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
Core analytics and solutions revenue[2]	$13,466	$13,631	$39,649	$37,875
Marketplace, Local Leads, and other analytics[3]	11,328	12,861	37,892	39,249
Total Revenue	$24,794	$26,492	$77,541	$77,124

[2]

Core analytics and solutions revenue includes revenue from analytics and sales engagement solutions customers, including those that are purchasing or buying products derived from the company’s speech technology platform.

[3]

Includes revenue from marketplace, local leads and from tests, consulting services or other analytics revenues that may continue for a limited time but are not anticipated to continue in future periods.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Income (Loss) per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
Adjusted Non-GAAP loss per share	$0.01	$(0.03)	$0.03	$(0.13)

Net loss per share applicable to common stockholders - diluted (GAAP loss per share)	$(0.03)	$(0.08)	$(0.08)	$(0.70)
Shares used to calculate diluted net loss per share applicable to common stockholders	45,645	47,131	45,297	46,994

Net loss applicable to common stockholders	$(1,215)	$(3,665)	$(3,628)	$(33,048)
Stock-based compensation	823	878	2,150	2,842
Acquisition and disposition-related costs (benefit)	(432)	24	(710)	(972)
Amortization of intangible assets from acquisitions	1,568	1,206	4,704	4,175
Impairment of goodwill	—	—	—	14,213
Impairment of intangible assets from acquisitions	—	—	—	5,903
Interest income and other, net	(189)	4	(592)	(138)
Estimated impact of income taxes	(192)	289	(596)	787
Adjusted Non-GAAP income (loss)	$363	$(1,264)	$1,328	$(6,238)
Adjusted Non-GAAP income (loss) per share	$0.01	$(0.03)	$0.03	$(0.13)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP)	45,645	47,131	45,297	46,994
Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	545	—	793	—
Diluted shares used to calculate Adjusted Non-GAAP income (loss) per share [1]	46,190	47,131	46,090	46,994

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss excluding Impairment of Goodwill and Intangible Assets

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
Net loss applicable to common stockholders (GAAP)	$(1,215)	$(3,665)	$(3,628)	$(33,048)
Impairment of goodwill	-	-	-	14,213
Impairment of intangible assets from acquisitions	-	-	-	5,903
Net loss excluding impairment of goodwill and intangible assets (Non-GAAP)	$(1,215)	$(3,665)	$(3,628)	$(12,932)

Net loss applicable to common stockholders - diluted (GAAP loss per share)	$(0.03)	$(0.08)	$(0.08)	$(0.70)
Impairment of goodwill per diluted share	-	-	-	0.30
Impairment of intangible assets from acquisitions per diluted share	-	-	-	0.13
Net loss excluding impairment of goodwill and intangible assets per diluted share (Non-GAAP)	$(0.03)	$(0.08)	$(0.08)	$(0.27)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and diluted net loss excluding impairment of goodwill and intangible assets (Non-GAAP)	45,645	47,131	45,297	46,994

PRELIMINARY AND UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following preliminary and in certain instances estimated unaudited pro forma condensed consolidated statement of operations is derived from the historical consolidated statement of operations of Marchex, Inc. (“Marchex” or the “Company”) for the nine months ended September 30, 2020. The pro forma adjustments give effect to the divestiture of Marchex’s Local Leads Platform, its Call Marketplace, and other assets not related to core conversational analytics and sales engagement solutions (the “Divestiture”).

These preliminary and in certain instances estimated unaudited pro forma condensed consolidated financial statements include adjustments to reflect the following:

•	the sale of all of Marchex’s interest in the divested assets, liabilities, and operations;
•	the proceeds received from the sale, including a 10% issuance of an equity interest in the entity purchasing the divested net assets (the “Purchaser”);
•

the effects of the anticipated support services agreement between Marchex and the Purchaser (the “Support Services Agreement”) at the level of services expected during the first year of the Support Services Agreement term.

The preliminary and in certain instances estimated pro forma financial information reflects the accounting treatment of the Divestiture as discontinued operations within Marchex’s preliminary and in certain instances estimated pro forma historical statement of operations. Furthermore, amounts reflected within discontinued operations reflect anticipated accounting treatment and, in some cases, are based on estimates of expected value.  Final values may differ significantly and are expected to reflect changes that occur from now until the accounting for the Divestiture is finalized.

The preliminary and in certain instances estimated unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2020 are presented as if the Divestiture were completed on December 31, 2019.  The discontinued operations column in the preliminary and certain instances estimated unaudited pro forma consolidated statements of operations reflects the operations of the Divestiture excluding any allocation of corporate overhead.  Pro Forma adjustments reflect aspects of the Support Services Agreement that are expected to be received by the Company for providing overhead-related services post divestiture.  Part of the transaction consideration includes cancellation of stock-based awards, which have a total unamortized expense amount of approximately $240,000 as of September 30, 2020.  No entries have been made to the pro forma statement of operations for the cancellations.

The following preliminary and in certain instances estimated unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

•	the accompanying notes to the preliminary and unaudited pro forma consolidated financial information;
•	other financial tables attached to this press release;
•	Marchex’s Definitive Proxy Statement, dated August 24, 2020, containing further information related to the Divestiture.

The preliminary and in certain instances estimated unaudited pro forma condensed consolidated financial data has been presented for informational purposes only. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and the Company believes such assumptions are reasonable under the circumstances, but are preliminary and in certain instances estimated given the accounting for the Divestiture has not been finalized.  The pro forma data is not necessarily indicative of our results of operations had the Divestiture been completed on the dates assumed.  In addition, they are not necessarily indicative of our future results of operations.

Marchex, Inc.

Preliminary and Unaudited Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2020

(in thousands, except per share amounts)

	Marchex, Inc. Historical	Discontinued Operations	Pro Forma Adjustments		Marchex, Inc. Pro Forma
Revenue	$77,124	$(38,597)	—		$38,527
Expenses
Service costs (1)	44,991	(28,848)	(150)	(a)	15,993
Sales and marketing (1)	14,692	(2,123)	(75)	(a)	12,494
Product development (1)	17,684	(1,971)	(75)	(a)	15,638
General and administrative (1)	10,470	(378)	(2,325)	(a)	7,767
Amortization of intangible assets from acquisitions (2)	4,175	—	—		4,175
Acquisition related costs (benefit)	(972)	—	—		(972)
Total operating expenses	91,040	(33,320)	(2,625)		55,095
Impairment of goodwill	(14,213)	1,141	—		(13,072)
Impairment of intangible assets from acquisitions	(5,903)	—	—		(5,903)
Income (loss) from operations	(34,032)	(4,136)	2,625		(35,543)
Other income (loss)	6		207	(b)	213
Interest income, net	132	—	—		132
Income (loss) before provision for income taxes	(33,894)	(4,136)	2,832		(35,198)
Income tax (benefit) expense	(846)	—	—	(c)	(846)
Net loss applicable to common stockholders	$(33,048)	$(4,136)	$2,832		$(34,352)
Earnings (Loss) Per Common Share (“EPS”):
Basic and diluted net loss per Class A share applicable to common stockholders	$(0.70)				$(0.73)
Basic and diluted net loss per Class B share applicable to common stockholders	$(0.70)				$(0.73)

Weighted average common shares outstanding for basic EPS:
Class A	4,661				4,661
Class B	42,333				42,333

Weighted average common shares outstanding for diluted EPS:
Class A	4,661				4,661
Class B	46,994				46,994
(1) Excludes amortization of intangibles from acquisitions
(2) Components of amortization of intangibles from acquisitions
Service costs	$2,012	—	—		$2,012
Sales and marketing	1,616	—	—		1,616
General and administrative	547	—	—		547
Total	$4,175	$—	$—		$4,175

Marchex, Inc.

Notes to Preliminary and Unaudited Pro Forma Consolidated Condensed Financial Information

Certain amounts included in the preliminary and unaudited pro forma consolidated condensed statement of operations are based on estimates, which may change as accounting for the Divestiture is finalized.

(a)

Reflects estimated expense recovery from performing services under the Support Services Agreement, to the extent not already reflected as part of discontinued operations adjustments.  Marchex estimated pro rata amounts it expects to receive for services provided to Purchaser for the first twelve months under the Support Services Agreement for purposes of the pro forma adjustment.

(b)	Reflects Marchex’s equity interest in the net income of the Purchaser, which is part of the consideration received by Marchex at the closing of the Divestiture.
(c)	No tax effects of pro forma adjustments have been recorded due to the extent of the Company’s tax loss carryforwards reduced by valuation allowances.